UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada		M5J 2G2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005 (the “June 17 Current Report”), the Company and four accredited investors (the “Investors”) entered into Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement (the “Amendment”) on June 16, 2005, pursuant to which the Investors agreed to exercise 50% of their existing Additional Investment Rights (which were issued under the Securities Purchase Agreement dated November 10, 2004 among the Company and the Investors) in the aggregate amount of $2,000,000 and the Company agreed to issue to the Investors Debentures, Warrants and further Additional Investment Rights. The Amendment and the newly issued Debentures, Warrants and further Additional Investment Rights are discussed in the Company’s June 17 Current Report, and the Amendment is filed as an exhibit thereto. As of June 17, 2005, funding of the transaction occurred, and the closing conditions specified under the Amendment were satisfied.

A copy of the press release issued by the Company announcing the completion of this transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by Generex Biotechnology Corporation on June 17, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Date: June 17, 2005	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Generex Biotechnology Corporation on June 17, 2005